Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2017 (the “Report”) of USCF Funds Trust (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Stuart P. Crumbaugh, the Chief Financial Officer of United States Commodity Funds LLC, Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 28, 2018	By:	/s/ Stuart P. Crumbaugh
	Name:	Stuart P. Crumbaugh
	Title:	Chief Financial Officer
United States Commodity Funds LLC,
Sponsor of USCF Funds Trust